Exhibit 99.1

Investor Contact:	Media Contact:
W. Carl Whitmer	Michele M. Peden
President and Chief Executive Officer	VP, Corporate Communications
or	(615) 467-1255
John M. Doyle
Chief Financial Officer
(615) 844-2747

IASIS HEALTHCARE COMMENCES REGISTERED EXCHANGE OFFER

FOR 8.375% SENIOR NOTES DUE 2019

FRANKLIN, Tennessee (November 10, 2011) — IASIS Healthcare® LLC (“IASIS”), with its wholly owned subsidiary IASIS Capital Corporation (together the “Issuers”), today announced the commencement of an exchange offer for all of their outstanding 8.375% senior notes due 2019 (the “Initial Notes”), which are not registered under the Securities Act of 1933, as amended (the “Act”), for an equal principal amount of their 8.375% senior notes due 2019, which have been registered under the Act (the “New Notes”). The exchange offer will commence on November 10, 2011 and expire at 5:00 p.m., New York City time, on December 12, 2011. The New Notes are substantially identical to the Initial Notes, except that the New Notes have been registered under the Act, and will not bear any legend restricting their transfer.

The Issuers will accept for exchange any Initial Notes validly tendered and not withdrawn prior to the expiration of the exchange offer at 5:00 p.m., New York City time, on December 12, 2011, unless the exchange offer is extended or terminated.

The terms of the exchange offer and other information relating to the Issuers are set forth in a prospectus dated November 10, 2011. A written prospectus providing the terms of the exchange offer may be obtained from The Bank of New York Mellon Trust Company, N.A., which is serving as the exchange agent for the exchange offer. The Bank of New York Mellon Trust Company, N.A. can be contacted at:

The Bank of New York Mellon Trust Company, N.A.

900 Ashwood Parkway, Suite 425

Atlanta, Georgia 30338

Facsimile: 770-698-5195

This press release does not constitute an offer to purchase any securities or the solicitation of an offer to sell any securities. The exchange offer is being made only pursuant to the prospectus dated November 10, 2011 and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

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IASIS Healthcare Commences Registered Exchange Offer

November 10, 2011

IASIS, located in Franklin, Tennessee, is a leading owner and operator of medium-sized acute care hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services targeted to the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. IASIS owns or leases 18 acute care hospital facilities and one behavioral health hospital facility with a total of 4,362 licensed beds and has total annual net revenue of approximately $2.8 billion. These hospital facilities are located in seven regions: Salt Lake City, Utah; Phoenix, Arizona; Tampa-St. Petersburg, Florida; five cities in Texas, including Houston and San Antonio; Las Vegas, Nevada; West Monroe, Louisiana; and Woodland Park, Colorado. IASIS also owns and operates a Medicaid and Medicare managed health plan in Phoenix that serves more than 197,000 members.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. These risk factors and uncertainties are more fully described in our Registration Statement on Form S-4, as filed with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

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